UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

April 7, 2008

AVANEX CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-29175	94-3285348
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40919 Encyclopedia Circle

Fremont, California 94538

(Address of principal executive offices, including zip code)

(510) 897-4188

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Adoption of Officer and Director Share Purchase Plan

The Compensation Committee of the Board of Directors of the Company has approved, effective April 7, 2008, an Officer and Director Share Purchase Plan (the “Plan”), which allows executive officers and directors of the Company to purchase shares of the Company’s common stock at fair market value in lieu of salary or, in the case of directors, retainer fees. Eligible individuals will voluntarily participate in the Plan by authorizing payroll deductions or, in the case of directors, deductions from retainer fees for the purpose of purchasing Avanex shares. Elections to participate in the Plan may only be made during open trading windows under the Company’s insider trading policy when the participant does not otherwise possess material non-public information concerning the Company. The Board of Directors has authorized two million shares to be made available for purchase by officers and directors under the Plan. Purchases under the Plan will commence in May 2008.

The foregoing description is qualified in its entirety by reference to the Plan and the election form under the Plan, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference. On April 8, 2008, the Company issued a press release regarding the Plan, which is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Officer and Director Share Purchase Plan and Election Form.

99.1	Press Release dated as of April 8, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVANEX CORPORATION

By:	/s/ MARLA SANCHEZ
Marla Sanchez Senior Vice President and Chief Financial Officer

Date: April 10, 2008

EXHIBIT INDEX

Exhibit No.	Description

10.1	Officer and Director Share Purchase Plan and Election Form.

99.1	Press Release dated as of April 8, 2008.

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